HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

AUDITED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2008 AND 2007 AND

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME,

CASH FLOWS AND CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

TOGETHER WITH REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the sole director and shareholders of
HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

We have audited the accompanying consolidated balance sheets of Hongkong Chenxin International Development Limited and its subsidiary (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hongkong Chenxin International Development Limited as of December 31, 2008 and 2007 and the consolidated results of its operations and cash flows for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

BDO Limited

Hong Kong, November 5, 2009

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31

	Note	2008	2007
		US$	US$

Assets

Current assets:
Cash and cash equivalents		1,029,710	1,471,358
Accounts receivable	5	68,972	155,793
Amount due from director	10	19,904	70,429
Prepayments and other current assets	6	1,385,225	82,316
Income tax recoverable		16,449	-
Inventories	7	12,975,877	4,271,842
Total current assets		15,496,137	6,051,738

Property, plant and equipment, net	8	4,968,798	5,002,339
Land use right, net	9	667,000	638,359

Total assets		21,131,935	11,692,436

Liabilities and shareholders’ equity

Current liabilities:
Short term borrowings	11	-	1,367,222
Accounts payable		12,157,940	4,344,733
Dividend payable to Original Shareholders		757,456	709,828
Other payables and accrued expenses	12	373,831	728,290
Income tax payable		-	228,607
Total current liabilities		13,289,227	7,378,680

Shareholders’ equity:
Paid-in capital (Common stock, HK$1 at par value; 10,000 shares authorized and issued)	13	1,287	1,287
Additional paid-in capital	14	1,238,636	1,238,636
PRC statutory reserves	15	802,428	523,099
Retained earnings		5,127,736	2,182,385
Accumulated comprehensive income		672,621	368,349
Total shareholders’ equity		7,842,708	4,313,756

Total liabilities and shareholders’ equity		21,131,935	11,692,436

The accompanying notes are an integral part of these financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Note	2008	2007
		US$	US$

Revenue	3	25,430,714	15,777,997

Cost of revenue		(20,292,530)	(11,052,199)
Gross profit		5,138,184	4,725,798

Selling and administrative expenses		(984,000)	(805,521)
Operating income		4,154,184	3,920,277
Interest income		6,797	2,380
Interest expenses		(100,664)	(77,548)
Exchange gains, net		232,998	161,260
Income before income taxes		4,293,315	4,006,369

Income taxes	4	(1,103,734)	(1,364,680)
Net income		3,189,581	2,641,689

Comprehensive Income:

Net income		3,189,581	2,641,689
Other comprehensive income:
Foreign currency translation adjustment		339,371	306,886
Comprehensive income		3,528,952	2,948,575

The accompanying notes are an integral part of these financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
	US$	US$
Cash flows from operating activities:
Net income	3,189,581	2,641,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	388,739	289,402
Amortization of land use right	13,972	21,840
Loss on disposal of property, plant and equipment	8,701	-
Changes in operating assets and liabilities:
Accounts receivable	95,773	(149,690)
Amount due from director	54,312	(14,072)
Amounts due to related companies	-	(173,877)
Prepayments and other current assets	(1,277,356)	(5,094)
Inventories	(8,287,451)	(2,224,977)
Accounts payable	7,405,560	1,319,360
Other payables and accrued expenses	(397,099)	(36,113)
Income tax payable	(256,375)	(7,910)
Net cash provided by operating activities	938,357	1,660,558
Cash flows from investing activities:
Purchase of property, plant and equipment	(44,153)	(938,853)
Proceeds from disposal of property, plant and equipment	10,199	-
Dividend paid to shareholders	-	(788,199)
Net cash used in investing activities	(33,954)	(1,727,052)
Cash flows from financing activities:
(Repayment)/Advance of bank borrowings	(1,436,435)	1,186,239
Net cash (used in)/provided by financing activities	(1,436,435)	1,186,239
Effect of exchange rate changes	90,384	65,354
Net (decrease)/increase in cash and cash equivalents	(441,648)	1,185,099
Cash and cash equivalents, beginning of year	1,471,358	286,259
Cash and cash equivalents, end of year	1,029,710	1,471,358

Supplementary information	US$	US$
Interest received	6,797	2,380
Interest paid	100,664	77,548
Income taxes paid	1,360,108	1,372,590
Non-cash transaction - Issuance of share capital	1,287	1,287

The accompanying notes are an integral part of these financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Paid-in capital	Additional paid-in capital	PRC statutory reserves	Retained earnings	Accumulated Comprehensive income	Total
	US$		US$	US$	US$	US$

Balance as of January 1, 2007	1,287	1,238,636	176,943	1,404,836	73,640	2,895,342
Net income for the year	-	-	-	2,641,689	-	2,641,689
Foreign currency translation adjustment	-	-	12,177	-	294,709	306,886
Dividends	-	-	-	(1,530,161)	-	(1,530,161)
Transfer of reserve	-	-	333,979	(333,979)	-	-
Balance as of December 31, 2007	1,287	1,238,636	523,099	2,182,385	368,349	4,313,756
Net income for the year	-	-	-	3,189,581	-	3,189,581
Foreign currency translation adjustment	-	-	35,099	-	304,272	339,371
Transfer of reserve	-	-	244,230	(244,230)	-	-
Balance as of December 31, 2008	1,287	1,238,636	802,428	5,127,736	672,621	7,842,708

The accompanying notes are an integral part of these financial statements.

   HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

   NOTES TO THE FINANCIAL STATEMENTS

1	Organization and principal activities

Hongkong Chenxin International Development Limited (“Chenxin” or the “Company”) was incorporated in Hong Kong on September 29, 2008. Chenxin is a wholly-owned subsidiary of Fresh Generation Overseas Limited (“Fresh Generation”), a company incorporated in the British Virgin Islands (“BVI”). Fresh Generation’s sole shareholder is a Canadian resident, who holds Fresh Generation’s shares by a trust on behalf of the Original Shareholders.

Fuqing Guanwei Plastics Industry Company Limited (“Guanwei”) was incorporated in Fuzhou city, Fujian Province, the People’s Republic of China (“PRC”) on April 9, 2005 as a wholly domestic-owned enterprise with an operating period up to April 8, 2055.  Guanwei was owned by a group of PRC family members (the “Original Shareholders”) on incorporation.

On November 22, 2008, the Company entered into an agreement of Plan of Reorganization (“the Plan”) with the Original Shareholders of Guanwei, pursuant to which the Company had issued 10,000 authorized shares of common stock of the Company to the Original Shareholders in exchange of 100% of the registered and fully paid up capital of Guanwei. The closing date of this exchange transaction was December 23, 2008. Guanwei was changed to a foreign-owned enterprise on December 23, 2008 after the change in shareholding. The ultimate controlling party remains as the Original Shareholders both before and after the Plan, and considered that their controls are not transitory, then the Plan involving entities or businesses under common control existed, merger accounting is considered as an appropriate accounting policy for common control combination.

The principal activity of the Company and Fresh Generation is investment holding. The principal activity of Guanwei is engaged in manufacturing and distribution of Low Density Polyethylene (“LDPE”) and the sales of scrap materials, including plastic.

2	Summary of significant accounting policies

(a)	Basis of Accounting and Principles of Consolidation

The consolidated financial statements for Chenxin and its subsidiary for the years ended December 31, 2007 and 2008 are prepared in accordance with accounting principles generally accepted in United States of America (“GAAP”) and include the accounts of Hongkong Chenxin International Development Limited and Fuqing Guanwei Plastics Industry Company Limited (hereafter referred to as the (“Group”) for all periods presented.

In preparing the consolidated financial statements presented herewith, all significant intercompany balances and transactions have been eliminated on consolidation.

A single uniform set of accounting policies is adopted by the combined entity (i.e. Chenxin). Therefore, Chenxin recognized the assets, liabilities and equity of the combining entities (i.e. Chenxin and Guanwei) at the carrying amounts in the consolidated financial statements of the controlling parties (i.e. Original Shareholders) prior to the common control combination. These carrying amounts are referred to the existing book values from the Original Shareholder’s perspective.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2	Summary of significant accounting policies

(a)	Basis of Accounting and Principles of Consolidation (Continued)

No goodwill or excess of the acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of the common control combination is recognized.

Comparative amounts in the consolidated financial statements are presented at the carrying amount as well, as if the combining entities had been combined throughout the periods.

Expenditure incurred (i.e. professional fees, registration fees, etc) in relation to a common control combination that is to be accounted for by using merger accounting is recognized as an expense in the period in which it is incurred.

(b)	Foreign Currency Translations and Transactions

Chenxin maintains its books and accounting records in United States Dollar (“US$”). The primary currency of the economic environment in which the operations of Chenxin are conducted is Renminbi (“RMB”). RMB is therefore considered as Chenxin’s “functional currency”.

Chenxin’s wholly-owned subsidiary, Guanwei maintains its books and accounting records in RMB, being the functional currency. RMB, the national currency of the PRC, is the primary currency of the economic environment in which the operation of Guanwei is conducted currently or to be conducted in the future. RMB is therefore considered as the “functional currency” of Guanwei.

Guanwei uses the “Current rate method” to translate its financial statements from RMB into US$, as required under the Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation” issued by the Financial Accounting Standard Board (“FASB”). The assets and liabilities of Guanwei are translated into US$ using the rate of exchange prevailing at the balance sheet date. The capital accounts are translated at the historical rate. Adjustments resulting from the translation of the balance sheets of Guanwei from RMB into US$ are recorded in shareholders’ equity as part of accumulated comprehensive income. The statement of income and comprehensive income is translated at average rates during the reporting period. Gains or losses resulting from transactions in currencies other than the functional currencies are recognized in net income for the reporting periods. The statement of cash flows is translated at average rates during the reporting period, with the exception of issue of share and payment of dividends which are translated at historical rates. Due to the use of different rates for translation, the figures in the statement of changes in cash flows may not agree with the differences between the year end balances as shown in the balance sheets.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

(c)	Comprehensive Income

The Group has adopted SFAS No. 130, “Reporting Comprehensive Income” (SFAS No. 130) issued by the FASB. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. The Group has chosen to report comprehensive income in the statements of changes in shareholders’ equity. Comprehensive income comprised net income and all changes to shareholders’ equity except those due to investments by owners and distributors to owners.

(d)	Revenue Recognition

Revenue from sales of manufactured LDPE is recognized when persuasive evidence of an arrangement exists, delivery of the goods has occurred, customer acceptance has been obtained, which means the significant risks and ownership have been transferred to the customer, the price is fixed or determinable and collectability is reasonably assured.

Sales of scrap materials are recognized on the same basis as sales of LDPE.

Interest income is recognized on a time proportion basis, taking into account the principal amounts outstanding and the interest rates applicable.

(e)	Taxation

The Group accounts for income and deferred tax under the provision of SFAS No. 109: “Accounting for Income Taxes” (SFAS No. 109), under which deferred taxes are recognized for all temporary differences between the applicable tax balance sheets and the consolidated balance sheet.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  SFAS No. 109 also requires the recognition of the future tax benefits of net operating loss carry forwards.  A valuation allowance is established when the deferred tax assets are not expected to be realized within a reasonable period of time.

Effective January 1, 2007, the Group adopted FIN No. 48, “Accounting for Uncertainty in Income Taxes.” In accordance with FIN No. 48, the Group recognizes tax benefits that satisfy a greater than 50% probability threshold and provides for the estimated impact of interest and penalties for such tax benefits. The Group did not have such uncertain tax positions in 2007 and 2008.

Deferred tax assets and liabilities are measured using the enacted tax rates expected to be applicable for taxable income in the years in which temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income for the period that includes the enactment date.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

(f)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and demand deposits with banks.

(g)	Receivables and Other Assets

Receivables and other assets are recorded at their nominal values.  Valuation allowances are provided for identified individual risks for these line items.  If the loss of a certain part of the receivables is probable, valuation allowances are provided to cover the expected loss. Receivables are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have credit line policy to customers. The customers mainly pay the upfront payments for sales.

(h)	Inventories

Inventories are stated at the lower of cost, on the first-in, first-out method, or market value.  Costs include purchase and related costs incurred in bringing each product to its present location and condition.  Market value is calculated based on the estimated normal selling price, less further costs expected to be incurred for disposal.  Provision is made for obsolete, slow moving or defective items, where appropriate.

(i)	Property, Plant and Equipment and Land Use Right

Property, plant and equipment and land use right are stated at cost less accumulated depreciation and amortization. Gains or losses on disposal are reflected in current operations.  Major expenditures for betterments and renewals are capitalized.  All ordinary repair and maintenance costs are expensed as incurred. Land in the PRC is owned by the PRC government. The government in the PRC, according to PRC law, may sell the right to use the land for a specified period of time. Thus, all of the Group’s land purchases in the PRC are considered to be leasehold land and classified as land use right. They are amortized on a straight-line basis over the respective term of the right to use the land. The period for right to use the land was extended from 30 years to 50 years in 2008 by the PRC government. Depreciation of property, plant and equipment and land use right is computed using the straight-line method over the assets’ estimated useful lives as follows:

Land use right	Over 30 years prior to the extension of lease to 50 years and 50 years thereafter
Building	20 years
Leasehold improvements	Over terms of the leases or the useful lives whichever is shorter
Plant and machinery	5 to 10 years
Furniture, fixtures and office equipment	5 years
Motor vehicles	5 years

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

(j)	Impairment

The Group has adopted SFAS No. 144: “Accounting for Impairment or Disposal of Long-Lived Assets” which requires impairment losses to be recorded for property, plant and equipment and land use right to be held and used in operations when indicators of impairment are present.  Reviews are regularly performed to determine whether the carrying value of assets is impaired.  The Group determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the carrying amount of the assets.  An impairment loss, if one exists, is then measured as the amount by which the carrying amount of the asset exceeds the discounted estimated future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value of such assets less costs to sell.  Asset impairment charges are recorded to reduce the carrying amount of the long-lived asset that will be sold or disposed of to their estimated fair values. Charges for the asset impairment reduce the carrying amount of the long-lived assets to their estimated salvage value in connection with the decision to dispose of such assets. There were no impairment losses recorded during each of the two years ended December 31, 2008.

(k)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts that are reported in the financial statements and accompanying disclosures.  Although these estimates are based on management’s best knowledge of current events and actions that the Group may undertake in the future, actual results may be different from the estimates.

(l)	Related Parties

Entities are considered to be related to the Group if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Group.  Related parties also include principal owners of the Group, its management, members of the immediate families of principal owners of the Group and its management and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.  A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

(m)	Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combination” (SFAS No. 141(R)), which replaces FASB Statement No. 141. FAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired.  The statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination.  SFAS No. 141(R) is effective as of the beginning of an entity’s fiscal year that begins after December 15, 2008. An entity is precluded from implementing Statement 141R early.  The Group will adopt this statement in fiscal year 2009 and its effects on future periods will depend on the nature and significance of business combinations subject to this statement.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (SFAS No. 160). SFAS No. 160 establishes accounting and reporting standards for noncontrolling interests in subsidiaries. This statement requires the reporting of all noncontrolling interests as a separate component of stockholders’ equity, the reporting of consolidated net income (loss) as the amount attributable to both the parent and the noncontrolling interests and the separate disclosure of net income (loss) attributable to the parent and to the noncontrolling interests. In addition, this statement provides accounting and reporting guidance related to changes in noncontrolling ownership interests. Other than the reporting requirements described above which require retrospective application, the provisions of SFAS No. 160 are to be applied prospectively in the first annual reporting period beginning on or after December 15, 2008. SFAS No. 160 has no impact on the Group’s financial position, results of operations or cash flows.

In February 2008, the FASB issued Staff Position (FSP) SFAS No. 157-2, “Effective Date of FASB Statement No. 157” (FSP SFAS 157-2).  FSP SFAS 157-2 delayed the effective date of SFAS No. 157 “Fair Value Measurements” (SFAS No. 157) from 2008 to 2009 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The adoption of the provisions of SFAS No. 157 related to non-financial assets and non-financial liabilities is not expected to have a material impact on the financial statements.  See note 19 for a further discussion of SFAS No. 157.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133” (SFAS No. 161).  SFAS No. 161 requires additional disclosures about the objectives of using derivative instruments, the method by which the derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and the effect of derivative instruments and related hedged items on financial position, financial performance, and cash flows.  SFAS No. 161 also requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The Group has no derivative instruments or hedging activities and this pronouncement is only disclosure-related; accordingly, SFAS 161 has no impact on the Group’s financial position, results of operations or cash flows.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

(m)	Recent Accounting Pronouncements (Continued)

In April 2009, the FASB issued FSP SFAS No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (FSP SFAS No. 157-4).  FSP SFAS No. 157-4 provides factors to determine whether there has been a significant decrease in the volume and level of activity for the asset or liability and circumstances that may indicate that a transaction is not orderly. In those instances, adjustments to the transactions or quoted prices may be necessary to estimate fair value with SFAS No. 157. This FSP does not apply to Level 1 inputs. FSP SFAS No. 157 also requires additional disclosures, including inputs and valuation techniques used, and changes thereof, to measure the fair value. FSP SFAS No. 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. Early adoption is permitted for periods ending after March 15, 2009. Management of the Group is in the process of evaluating the impact of FSP SFAS No. 157-4 and will adopt this FSP, effective on January 1, 2009.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (SFAS No. 165).  SFAS No. 165 provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS No. 165 is applicable for interim or annual periods after June 15, 2009. The application of SFAS No. 165 is not expected to have a material effect on the Group’s financial statements.

In June 2009, the FASB issued SFAS No. 168, “The ‘FASB Accounting Standards Codification’ and the Hierarchy of Generally Accepted Accounting Principles” (SFAS No. 168). SFAS No. 168 established the “FASB Accounting Standards Codification” (“Codification”), which officially launched on July 1, 2009, to become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The subsequent issuances of new standards will be in the form of Accounting Standards Updates that will be included in the Codification. Generally, the Codification is not expected to change U.S. GAAP. All other accounting literature excluded from the Codification will be considered nonauthoritative. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Group will adopt SFAS No. 168 for year ending December 31, 2009. The Group is currently evaluating the effect on the financial statement disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification.

The Group does not believe that any other of the recently issued and adopted, but not yet effective, accounting standards would have a material effect on the accompanying financial statements.

3	Revenue

	2008	2007
	US$	US$

Sales of manufactured LDPE	24,051,803	15,047,027
Sales of scrap materials, including plastic	1,378,911	730,970
	25,430,714	15,777,997

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

4	Income taxes

No provision for Hong Kong profits tax has been made as the Company has no assessable profits for tax purposes during the year.

Guanwei provides for PRC Enterprise Income Tax (“PRC – EIT”) at a rate of 25% (2007: 33%), after offsetting losses brought forward, if any, on the basis of its income for financial reporting purposes, adjusting for income and expense items which are not assessable or deductible for PRC-EIT .

Income before income taxes:

	2008	2007
	US$	US$

PRC – EIT	4,293,315	4,006,369

The provision for income taxes consists of:

	2008	2007
	US$	US$
Current tax expenses:
PRC – EIT	1,103,734	1,364,680

The principal reconciling items from income tax computed at the statutory rate and at the effective income tax rate are stated as follows:

	2008	2007
	US$	US$

Computed tax at the PRC statutory rate (2008: 25%; 2007: 33%)	1,073,329	1,322,102
Non-taxable items	-	(2,523)
Non-deductible items	32,812	45,101
Others	(2,407)	-
Total provision for income tax at effective tax rate	1,103,734	1,364,680

No provision for deferred taxation has been made in the consolidated financial statements as there were no significant temporary differences arising during each of the years or at the balance sheet dates.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

5	Accounts receivable

	2008	2007
	US$	US$

Trade receivables	68,972	155,793
Less: Allowances for doubtful debt	-	-
	68,972	155,793

6	Prepayments and other current assets

	2008	2007
	US$	US$

VAT recoverable	1,300,846	-
Prepayments and other receivables	84,379	82,316
	1,385,225	82,316

Pursuant to the Provisional Regulation of PRC on Value Added Tax (“VAT”), and their implementing rules, all entities and individuals that are engaged in the sale of goods are generally required to pay VAT at a rate of 17% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. VAT recoverable represents mainly of the deductible VAT generated from purchases of imported regenerative plastic materials was in excess of the output VAT generated by sales in 2008.

7	Inventories

	2008	2007
	US$	US$

Raw materials	12,878,051	4,145,783
Work in progress	35,657	54,686
Finished goods	62,169	71,373
	12,975,877	4,271,842

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

8	Property, plant and equipment, net

	2008	2007
	US$	US$

Building	4,669,380	4,375,776
Leasehold improvements	419,527	393,148
Plant and machinery	687,091	618,156
Furniture, fixtures and office equipment	46,315	36,132
Motor vehicles	39,322	53,367
	5,861,635	5,476,579

Less: Accumulated depreciation	(892,837)	(474,240)
	4,968,798	5,002,339

	2008	2007
	US$	US$

Depreciation charge	388,739	289,402

A building with a carrying amount of US$4,022,239 as of December 31, 2007 has been pledged to secure the short-term bank borrowings. The short-term bank borrowing was paid off in January 2008 and the loan facility was utilized again in January 2009.

9	Land use right, net

	2008	2007
	US$	US$

Land use right	727,682	681,927
Less: Accumulated amortization	(60,682)	(43,568)
	667,000	638,359

	2008	2007
	US$	US$

Amortization charge	13,972	21,840

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

9	Land use right, net (Continued)

Land use right with a carrying amount of US$638,359 as of December 31, 2007 has been pledged to secure the short-term bank borrowings. The short-term bank borrowing was paid off in January 2008 and the loan facility was utilized again in January 2009.

In 2008, the land use right period was extended from 30 years to 50 years with the approval from PRC government. The amortization rate has been changed to 50 years since 2008.

Future amortization charges are US$13,972 per year for each of the next five years through December 31, 2013 and US$597,140 thereafter.

10	Amount due from director

		2008	2007
	Notes	US$	US$

Cash held by Chen Min, Guanwei’s director	(a)	18,614	69,139
Share proceeds due from Yu Banks Po Fung, a director and shareholder of Chenxin	(b)	1,290	1,290
		19,904	70,429

(a) The balance represents cash held by a director on behalf of the Group for the Group’s daily operation, which is unsecured, interest-free and repayable on demand. The amount was repaid in September 2009.

(b) The balance represents cash contribution made by the shareholder, who is also the director of Chenxin for the incorporation of the Company in Hong Kong. The amount is unsecured, interest-free and repayable on demand.

11	Short term borrowings

The secured bank loan bears interest at a fixed rate of 6.436% per annum in 2007 and the amount was fully settled on the maturity date on January 16, 2008.

12	Other payables and accrued expenses

Other payables and accrued expenses mainly represent VAT payable, deposits received from customers and accruals for operating expenses.

13	Paid-in capital

Paid-in capital represents the issued share capital of Chenxin at incorporation on September 29, 2008 which was a receivable from the Company’s director.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

14	Additional paid-in capital

Date	Paid up to Guanwei by Original Shareholders in form of:	2008 US$	2007 US$

April 6, 2005	Cash	619,318	619,318
January 10, 2006	Injection of Property, plant and equipment and land use right	619,318	619,318
		1,238,636	1,238,636

15	PRC statutory reserves

Under the relevant PRC laws and regulations, Guanwei is required to appropriate certain percentage of its net income to statutory fund i.e. the statutory reserve fund.

Statutory reserve fund

Pursuant to applicable PRC laws and regulations, Guanwei is required to allocate at least 10% of its net income to the statutory reserve fund until such fund reaches 50% of Guanwei’s registered capital. The statutory reserve fund can be utilized upon the approval by the relevant authorities, to offset accumulated losses or to increase registered capital, provided that such fund be maintained at a minimum of 25% of the registered capital.

Statutory staff welfare fund

Pursuant to applicable PRC laws and regulations as applicable to PRC domestic-owned enterprise, Guanwei, the subsidiary is required to allocate certain amount of its net income to the staff welfare fund determined by Guanwei. Guanwei ceased to allocate such fund since it became a foreign-owned enterprise in December 2008. The staff welfare fund can only be used to provide staff welfare facilities and other collective benefits to the employees. This fund is non-distributable other than upon liquidation of Guanwei.

16	Pension plan

As stipulated by the rules and regulations in the PRC, Guanwei contributes to the national retirement plans for its employees in the PRC.  Guanwei contributes approximately 20% of the basic salaries of its employees, and has no further obligations for the actual payment of pension or post-retirement benefits beyond the annual contributions.  The state-sponsored retirement plans are responsible for the entire pension obligations payable to retired employees.

During the years ended December 31, 2008 and 2007, the aggregate contributions of the Group to the aforementioned pension plan were approximately US$110,000 and US$105,000 respectively.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

17	Risks, Uncertainties, and concentrations

(i)	Nature of Operations

All of the Group’s operations are conducted in the PRC and are subject to various political, economic, and other risks and uncertainties inherent in this country.  Among other risks, the Group’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

(ii)	Concentration of Credit Risk

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash.

As of December 31, 2008 and 2007, the Group had cash deposits of US$1 million and US$1.5 million placed with several banks in the PRC, where there is currently no rule or regulation in place for obligatory insurance of bank accounts. The Group has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

(iii)	Concentration of Suppliers and Restriction of Import Quota

For the year ended December 31, 2008 and 2007, 86% and 85% of raw materials was purchased from three major suppliers respectively.

In the PRC, import of regenerative plastic materials is controlled by import quota. The grant of import quota to the Group is subject to review and approval by the Ministry of Environmental Protection of the PRC annually. For the year ended December 31, 2008 and 2007, the Group obtained an import quota of 24,000 tons of regenerative plastic materials for each respective year (note 18).

(iv)	Foreign Exchange Risk

The Group operates in the PRC and purchases raw materials from overseas suppliers, and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to purchases in, US$ and Euro (“EUR”).  Foreign exchange risk arises from committed and unmatched future commercial transactions, such as confirmed import purchase orders, recognized assets and liabilities in the PRC operations.

The Company has not entered into any hedging transactions in an effort to reduce exposure to foreign exchange risk.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

17	Risks, Uncertainties, and concentrations (Continued)

(v)	Dependence of Import Quota from a related company

During the years ended December 31, 2007 and 2008, import of regenerative plastic materials were heavily dependent on the import quota granted by a related company, Fuqing Huan Li Plastics Company Limited or “Huan Li” (note 18).  Although the Group has not experienced difficulties obtaining the import quota from Huan Li in the past, the Group can not guarantee the grant of import quota will be obtained from Huan Li in the future. If the Group fail to obtain the import quota from Huan Li, the Group may have to use domestically supplied plastics wastes for manufacturing.  Domestic plastic wastes are typically poorly sorted, so utilizing the domestic raw materials would increase production costs.

18	Related party transaction

During the years 2007 and 2008, the Group imported regenerative plastic materials at a level much more than its granted import quota level by utilizing the quota of Huan Li at nil consideration in each of the respective year. Huan Li is considered to be a related party since Chen Min, a director and shareholder of Guanwei is also the legal representative of Huan Li.

19	Fair value of financial instruments

In September 2006, the FASB finalized SFAS No. 157 which became effective January 1, 2008 except as amended by FSP SFAS No. 157-2 as previously described and FSP SFAS No. 157-1 and FSP SFAS No. 157-3 as discussed below.  This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements; however, it does not require any new fair value measurements.  On January 1, 2008, the provisions of this statement were applied prospectively to fair value measurements and disclosures of (a) financial assets and financial liabilities and (b) non-financial assets and non-financial liabilities which are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The adoption of this statement did not have a material effect on the financial statements for fair value measurements made for the year ended December 31, 2008.

In February 2008, the FASB issued FSP SFAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (FSP SFAS No. 157-1).  FSP SFAS No. 157-1 removed leasing from the scope of SFAS No. 157.  In October 2008, the FASB issued FSP SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (FSP SFAS No. 157-3).  FSP SFAS 157-3 clarified the application of SFAS No. 157 in a market that is not active and provided an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  FSP SFAS No. 157-3 became effective immediately upon issuance, and its adoption did not have an effect on the financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

19	Fair value of financial instruments (Continued)

The carrying values of financial instruments, which consist of cash and cash equivalents, accounts receivable and accounts payable, bank borrowings, other payables and accrued expenses, and balances with related parties approximate their fair values due to the short-term nature of these instruments.

20	Subsequent events

On March 11, 2009, the Group declared dividends of US$5,648,152 to the Original Shareholders. The dividends of US$4,409,934 were paid to the Original Shareholders in March 2009 and the remaining balance in September 2009.